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                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

PARENT
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Calumet Bancorp, Inc.


                                                                              PERCENTAGE                JURISDICTION OR
SUBSIDIARY                                                                      OWNED               STATE OF INCORPORATION
                                                                      --------------------------------------------------------
Calumet Federal Savings and Loan Association of Chicago                          100%                    United States

Calumet Savings Service Corporation ("CSSC") (1)                                 100%                      Illinois

Calumet Residential Corporation ("CRC") (1)                                      100%                      Illinois

Calumet Financial Corporation ("CFC") (2)                                        100%                      Illinois

Calumet Mortgage Corporation of Idaho ("CMCID") (2)                              100%                        Idaho

Calumet United Limited Liability Corporation ("CULLC") (3)                        51%                       Wyoming

(1)  First tier subsidiary of Calumet Federal Savings

(2)  First tier subsidiary of Calumet Savings Service Corporation

(3)  51% owned by Calumet Residential Corporation and 49% by two individuals


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